Exhibit 5.1


                                December 10, 1999


AMC Entertainment Inc.
106 West 14th Street, Suite 1700
Kansas City, Missouri 64105

        Re:     1999 Stock Option and Incentive Plan

Ladies and Gentlemen:

     We have acted as counsel for AMC Entertainment Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form S-8 (the "Registration Statement") for the registration under the Securities Act of 1933, as amended, of 2,100,000 shares of the common stock, par value 66 2/3 per share (the "Shares"), of the Company, which shares are to be issued under the Company's 1999 Stock Option and Incentive Plan (the "Plan").

     In connection therewith we have examined:

     (i) Resolutions approving the Plan and authorizing the preparation and filing of the Registration Statement, and amendments thereto, and certain related actions;

     (ii)  The Registration Statement;

     (iii) The Plan;

     (iv) The Amended and Restated Certificate of Incorporation of the Company; and

     (v)   The Bylaws of the Company.

     We have also made such other factual and legal investigations as we deemed necessary or appropriate in order to render the opinion hereafter expressed. In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents submitted to us as certified copies or photocopies.

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     Based solely on the foregoing, we are of the opinion that:

     1. The Company has authority to issue options and Shares upon the exercise of said options and to issue Shares pursuant to Performance and Restricted Stock Awards pursuant to the Plan; and

     2. The Shares are duly authorized, and, upon receipt by the Company of adequate consideration therefor pursuant to the Plan and delivery by the Company, said Shares will be validly issued, fully paid and nonassessable;

     3. The Plan is not subject to the Employment Retirement Income Securities Act of 1974.

     We express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware. The opinion set forth in this letter is effective as of the date hereof. No expansion of our opinion may be made by implication or otherwise. We express no opinion other than as herein expressly set forth. We do not undertake to advise you with respect to any manner within the scope of this letter that comes to our attention after the date of this letter and disclaim any responsibility to advise you of future changes of law or fact which may affect the above opinion. We hereby consent to all references to the undersigned in the Registration Statement and the Prospectus contained therein, and in all amendments thereto, and to the filing of this opinion by the Company as an exhibit to said Registration Statement.


                                            Very truly yours,


                                            /s/ Lathrop & Gage L.C.
                                                LATHROP & GAGE L.C.


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